EXHIBIT 21

SUBSIDIARIES OF APPLERA CORPORATION

Name	State or Jurisdiction of Incorporation or Organization
Applera Charitable Foundation	Delaware, USA
Applera Overseas Corporation	New York, USA
Applied Biosystems Pty Ltd.	Australia
Applied Biosystems (Canada) Limited	Canada
Applied Biosystems/MDS SCIEX Instruments (1)	Canada
Applied Biosystems (Thailand) Limited	Thailand
PE AG	Switzerland
Applera France S.A.	France
PE (Sweden) AB	Sweden
PE Stockholm AB	Sweden
Applied Biosystems Finland OY	Finland
Applera Holding BV	The Netherlands
Applera Finance BV	The Netherlands
Applera Europe BV	The Netherlands
Applied Biosystems Holdings Limited	UK
Applied Biosystems Ltd	UK
PE (GB) Ltd.	UK
Applera Polska Sp.zo.o.	Poland
Applera Magyarorszag Kft (2)	Hungary
Applera Ceska Republica s.r.o.	Czech Republic
Spartan Ltd. (3)	Channel Isles
Listronagh Company (4)	Ireland
Applied Biosystems Asia Pte. Ltd.	Singapore
Applied Biosystems Malaysia Sdn. Bhd.	Malaysia
Applera Deutschland GmbH	Germany
Applera South Africa (Pty.) Limited	South Africa
PE Manufacturing GmbH (5)	Germany
BSW Wohnstatten GmbH	Germany
Applied Biosystems Manufacturing GmbH	Germany
Applera Austria Handels GmbH	Austria
Applied Biosystems Hong Kong, Limited	Hong Kong
Applied Biosystems do Brasil Ltda. (6)	Brazil
ZAO PE Biosystems (7)	Russia
Applied Biosystems Korea LLC (8)	Korea
Applied Biosystems Taiwan Corporation	Delaware, USA
Applied Biosystems de Mexico S. de R.L. de C.V. (9)	Mexico
Applied Biosystems Trading (Shanghai) Company Ltd.	China
Applera Insurance Company Limited	Bermuda
Applera Hispania SA	Spain
Applera International, Inc.	Delaware, USA
PE Korea Corporation	Delaware, USA
Applied Biosystems China, Inc.	Delaware, USA
GenScope, Inc.	Delaware, USA
PE AgGen, Inc.	Utah, USA
PerSeptive Biosystems, Inc.	Delaware, USA
Applied Biosystems Japan, Ltd.	Japan
PerSeptive Biosystems (Canada) Ltd.	Canada
PNA Diagnostics ApS	Denmark

Boston Probes, Inc. (10)	Delaware, USA
Paracel, Inc.	California, USA
Paracel Government Systems, Inc.	Delaware, USA
Axys Pharmaceuticals, Inc.	Delaware, USA
Axys 468 Littlefield LLC	California, USA
Foster City Holdings, LLC	Delaware, USA
Celera Diagnostics, LLC	Delaware, USA
Rockville Holdings, LLC	Delaware, USA
Celera Corporation	Delaware, USA
Ambion, Inc.	Delaware, USA
Ambion Europe, Limited	UK
Ambion (UK) Limited	UK
AB Advanced Genetic Analysis Corporation	Delaware, USA

Note: Entities directly owned by subsidiaries of Applera Corporation are indented and listed below their immediate parent. Ownership is 100% unless otherwise indicated.

(1)	50.0% ownership.
(2)	90.0% owned by Applera Holding BV and 10.0% by Applera Finance BV (indirectly, in the aggregate, wholly owned by Applera Corporation).
(3)	51.0% owned by Applera Overseas Corporation and 49.0% by Applera Europe BV (indirectly, in the aggregate, wholly owned by Applera Corporation).
(4)	3.9% owned by PE (Sweden) AB, 23.5% by Applera Holding BV, 71.9% by Spartan Limited, and 0.7% by Applera Overseas Corporation (indirectly, in the aggregate, wholly owned by Applera Corporation).
(5)	98.8% owned by Applera Deutschland GmbH, 0.5% by Applera Overseas Corporation, and 0.7% by Listronagh Company (indirectly, in the aggregate, wholly owned by Applera Corporation).
(6)	.01% owned by Charles J. Heinzer, an Applera employee, and 99.99% by Applera Overseas Corporation (directly and indirectly, in the aggregate, wholly owned by Applera Corporation).
(7)	0.1% owned by Applera Corporation and 99.9% by Applera Overseas Corporation (directly and indirectly, in the aggregate, wholly owned by Applera Corporation).
(8)	20.0% owned by Applera Corporation and 80.0% by Applera Overseas Corporation (directly and indirectly, in the aggregate, wholly owned by Applera Corporation).
(9)	.01% owned by Applera Corporation and 99.99% by Applera Overseas Corporation (directly and indirectly, in the aggregate, wholly owned by Applera Corporation).
(10)	84.9% owned by Applera Corporation and 15.1% by PNA Diagnostics ApS (directly and indirectly, in the aggregate, wholly owned by Applera Corporation).

Applera Corporation conducts business through its Applied Biosystems group and Celera group. Also, we previously operated a Celera Diagnostics business as a joint venture between the Applied Biosystems group and the Celera group. During our 2006 fiscal year, Celera Diagnostics became part of the Celera group pursuant to a restructuring of the Celera Diagnostics business. Applera Corporation and its direct and indirect subsidiaries conduct business under the names of these businesses, its corporate name, and variants thereof. The Applied Biosystems/MDS SCIEX Instruments partnership conducts business under its partnership name and variants thereof.